UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2013

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As noted in Item 5.07 below, at the Annual Meeting of Shareholders of The Greenbrier Companies, Inc. (the “Company”) held on January 9, 2013, the shareholders approved amendments to the Company’s 2010 Amended and Restated Stock Incentive Plan (the “Amended and Restated Plan”) to increase the total number of shares reserved for issuance under the Plan since its inception by 1,500,000 shares, from 2,825,000 shares to 4,325,000 shares. The amendment also increased the dollar value of the automatic restricted stock grants made to non-employee directors immediately following each Annual Meeting of Shareholders, from $60,000 to $80,000. The Board of Directors previously approved a corresponding decrease of the same dollar amount in the cash component of director compensation from $75,000 to $55,000, to achieve a weighting of total director compensation of approximately 60% equity and 40% cash, in order to enhance the alignment of interests between directors and shareholders.

A summary of the material terms of the Amended and Restated Plan, as amended, is set forth on pages 45 to 50 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 16, 2012, and is incorporated herein by reference. That summary and the foregoing description of the Amended and Restated Plan are qualified in their entirety by reference to the text of the Amended and Restated Plan, which was filed as Appendix B to the Company’s Proxy Statement filed on November 24, 2010, and the text of Amendment No. 1 to the Amended and Restated Plan, which was filed as Appendix B to the Company’s Proxy Statement filed on November 16, 2012, both of which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On January 9, 2013 the Board of Directors approved amendments to the Company’s Bylaws in order to incorporate a technical amendment to the Company’s voting standard applicable to matters other than the election of directors and to remove the provision regarding emeritus and advisory directors.

A copy of the Amendment to the Bylaws of The Greenbrier Companies, Inc. is attached as Exhibit 3.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of the Company held on January 9, 2013, four proposals were voted upon by the Company’s shareholders. A brief discussion of each proposal voted upon at the Annual Meeting and the number of votes cast for, against, withheld, abstentions and broker non-votes to each proposal are set forth below.

A vote was taken at the Annual Meeting for the election of three directors of the Company to hold office until the Annual Meeting of Shareholders to be held in 2016, or until their successors are elected and qualified. The Company’s Bylaws were amended on October 30, 2012, to decrease the number of directors from eleven to ten, effective as of January 9, 2013. The aggregate numbers of shares of Common Stock voted in person or by proxy for each nominee were as follows:

Nominee	Votes for Election	Votes Withheld	Votes Abstained	Broker Non-Votes
Duane C. McDougall	16,607,439	4,202,913	—	4,217,410
A. Daniel O’Neal, Jr.	14,040,579	6,769,773	—	4,217,410
Donald A. Washburn	15,188,446	5,621,906	—	4,217,410

A vote was taken at the Annual Meeting to approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers. The aggregate number of shares of Common Stock in person or by proxy which voted for, voted against, abstained and broker non-votes from the vote were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non-Votes
16,245,891	1,705,442	2,859,019	4,217,410

A vote was taken at the Annual Meeting on a proposal to approve an amendment to the Company’s 2010 Amended and Restated Stock Incentive Plan to increase the number of shares available under the plan and to increase the annual director stock compensation under the plan. The aggregate number of shares of Common Stock in person or by proxy which voted for, voted against, abstained and broker non-votes from the vote were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non-Votes
12,481,909	5,703,586	2,624,857	4,217,410

A vote was taken at the Annual Meeting on the proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the year ending August 31, 2013. The aggregate number of shares of Common Stock in person or by proxy which voted for, voted against, abstained and broker non-votes from the vote were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non-Votes
22,280,266	189,024	2,558,472	—

Item 8.01 Other Events.

On January 9, 2013, the Board of Directors adopted and approved amendments to the Compensation Committee Charter, based on the recommendation of the Compensation Committee.

The amended Compensation Committee Charter is attached hereto as Exhibit 99.1 and will be posted in the Investor Relations section of the Company’s website, www.gbrx.com, under Corporate Governance as soon as practicable.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amendment to the Bylaws of The Greenbrier Companies, Inc. dated January 9, 2013.

99.1	Compensation Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: January 15, 2013	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)